Exhibit 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-92103, 33-20774, 33-22136, 33-40561, 33-41671, 33-58701, 33-72328 and 33-07365) and Form S-3 (33-92073) of Structural Dynamics Research Corporation of our report dated January 31, 2001, which appears in this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cincinnati, Ohio

March 30, 2001